Exhibit 4.2

FORM OF

AUTHORIZED PARTICIPANT AGREEMENT

Dynamic Shares Trust

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Capital Investment Group, Inc. (the “Distributor”), and _________________ (the “Participant”) and is subject to acceptance by Nottingham Shareholder Services, LLC (the “Transfer Agent”), and is further subject to acknowledgement and agreement by the Dynamic Shares Trust (the “Trust”), a series trust offering a number of portfolios for which the Distributor is the distributor of such series (each a “Fund” and collectively the “Funds”) set forth on Attachment A hereto, solely with respect to Sections 4(d) and 12(c) herein. Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s Registration Statement on Form S-1, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (each Fund’s current prospectus collectively, together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (the “Shares”). The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Shares.

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”) on a delivery versus payment basis.

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a participant client, or to sell, offer to sell, or promote the Shares.

The parties agree as follows:

1. STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a) The Participant represents and warrants that, so long as this Agreement is in full force and effect, it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is a member of NSCC and a participant in the CNS System of NSCC, and (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement, unless the parties have agreed otherwise in writing. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and Section 2 of this Agreement.

(b) The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from, or it is otherwise not required to be registered as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”). Any change in the foregoing status of the Participant shall terminate this Agreement, unless the parties have agreed otherwise in writing. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in full force and effect throughout the term of this Agreement; (ii) materially comply with applicable FINRA rules and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

(c) In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to comply with all the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale of Shares is made, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d) The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver the Prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

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2. EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a) All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments hereto. The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b) The Participant understands that a Creation Unit generally will not be issued until the requisite cash and/or the designated basket of futures (the “Deposit Futures”), as well as applicable Transaction Fee and taxes, are transferred to the Trust as of the Contractual Settlement Date (as defined in Section 6, below) in accordance with the Prospectus. To the extent that the Participant posts collateral on the Contractual Settlement Date in connection with a portion of the Deposit Futures that were unable to be delivered on the Contractual Settlement Date, the Distributor agrees that it will not use any such collateral to purchase the Deposit Futures without giving reasonable advance notice and an opportunity to deliver the missing Deposit Futures to the Participant.

3. AUTHORIZATION OF TRANSFER AGENT

Solely with respect to Orders submitted through the CNS Clearing Process, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee on the Participant’s behalf to the NSCC as though such instructions were issued by the Participant directly to the NSCC; provided, however, that the Participant shall not be bound by or held liable for any loss, damage, liability, cost or expense resulting from communication errors occurring between the Transfer Agent, or its designee, and the NSCC to the extent that such instructions between the Transfer Agent, or its designee, and the NSCC do not accurately reflect in all material respects the instructions communicated by the Participant to the Transfer Agent, or its designee.

4. MARKETING MATERIALS AND REPRESENTATIONS

(a) The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined in Section 4(b), below) furnished to the Participant by the Distributor.

(b) The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless (i) such Marketing Materials: (a) are either furnished to the Participant by the Distributor, or (b) if prepared by the Participant, are consistent in all material respects with the Prospectus or any Marketing Materials furnished to the Participant by the Distributor, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) the Participant and such Marketing Materials prepared by the Participant comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

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(c) Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may, without the approval of any other party hereto, prepare and circulate, in the regular course of their businesses, any of the following items (none of which shall be deemed to be Marketing Materials): research reports; institutional communications (as such term is defined in FINRA Rule 2210); and other similar materials that include information, opinions, or recommendations relating to Shares, provided that such research reports, institutional communications, and other similar materials (i) comply with applicable FINRA rules and regulations, and other applicable laws, rules and regulations, and (ii) do not make any representations concerning a Fund, Creation Units or Shares, other than those not inconsistent with the Prospectus or any Marketing Materials furnished to the Participant by the Distributor under this Agreement.

(d) The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC or any other federal, state or foreign regulatory authority or self-regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Trust’s Registration Statement and each Prospectus included therein conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be listed for trading on a national exchange; (vi) it will not lend Fund securities pursuant to any securities lending arrangement that would prevent the Trust from settling a Redemption Order when due; (vii) any and all Marketing Materials prepared by the Trust or the Funds’ adviser and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (viii) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Prospectus, Marketing Materials, or on the Funds’ website, within a reasonable amount of time upon the termination of this Agreement, (1) the Trust shall remove any reference to the Participant from the Prospectus and Marketing Materials, and (2) the Trust shall promptly update the Funds’ website to remove any identification of the Participant as an authorized participant of the Trust.

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(e) Notwithstanding anything to the contrary in this Agreement, the term Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through the Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by the Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations.

5. TITLE TO FUTURES; RESTRICTED SHARES

(a) The Participant represents and warrants that Deposit Futures delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order, at the time of delivery, the applicable Fund will acquire good and unencumbered title to such Deposit Futures, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims, including, without limitation any restriction upon the sale or transfer of such futures imposed by any agreement or arrangement entered into by the Participant in connection with a Purchase Order. The representations provided in this Section 5 exclude restrictions due to the status of the Trust, the Fund or the advisor as an “affiliate” of such issuer of the Deposit Futures as the term “affiliate” is defined under Rule 144 under the 1933 Act and any other restriction that derives from facts, status or events that are particular to the Trust, the Fund or the advisor.

(b) The Distributor represents that, upon delivery of a portfolio of Deposit Futures to the Participant, the custodian and/or relevant sub-custodian in connection with a Redemption Order, the Participant will acquire good, marketable and unencumbered title to such Deposit Futures, free and clear of any and all liens, restrictions, hypothecations, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such Deposit Futures.

6. CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, it will make available as of the contractual settlement date (the “Contractual Settlement Date”), by means reasonably satisfactory to the Trust, and in accordance with the provisions of the Prospectuses, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the Prospectuses, but in any event as of the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectuses or by such Contractual Settlement Date, the Participant agrees in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian, or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Futures, which shall be the sole responsibility of the Participant and not the Trust; provided that the Participant shall only be responsible for such taxes, duties, or other fees and expenses to the extent that such taxes, duties, or other fees and expenses arise out of or relate to the Participant’s purchases or redemptions of Creation Units.

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7. ROLE OF PARTICIPANT

(a) Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any respect under this Agreement. Each party agrees to make itself and its employees available, upon reasonable request and with reasonable notice, during normal business hours to consult with the other parties or their designees concerning the performance of such party’s responsibilities under this Agreement, provided that no Party shall be under any obligation to divulge or otherwise discuss any information that such Party reasonably believes (i) is proprietary in nature, or (ii) the disclosure of which to third parties is in violation of (a) applicable law or regulation, or is otherwise prohibited by law, or (b) such Party’s contractual confidentiality obligations.

(b) The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party that it shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.

(c) The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001.

8. AUTHORIZED PERSONS OF THE PARTICIPANT

(a) Concurrently with the execution of this Agreement, and from time to time thereafter as may be reasonably requested by the Funds, the Transfer Agent, or the Distributor, the Participant shall deliver to the Funds and the Transfer Agent, with copies to the Distributor, a certificate in the format of Attachment B to this Agreement, duly certified by the Participant’s Secretary or other duly authorized person of the Participant, setting forth the names and signatures of all persons authorized by the Participant to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant (each an “Authorized Person”). Such certificate may be relied upon by the Distributor, the Transfer Agent and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Funds, the Distributor, and the Transfer Agent of a superseding certificate or of written notice (via e-mail is permissible) from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice (via e-mail is permissible) of such fact to the Funds, and the Transfer Agent, with a copy to the Distributor, and such notice shall be effective upon receipt by the Funds, the Transfer Agent, and the Distributor.

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(b) The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Funds, Transfer Agent, and Distributor issued by the Participant through the Authorized Person shall be authenticated. The Participant shall keep its PIN Number confidential and permit only Authorized Persons to use such PIN Number to submit instructions for the Participant, to the Funds, Transfer Agent, and Distributor; provided that the Funds, the Transfer Agent, and the Distributor acknowledge and agree that certain employees of the Participant, such as those who work in legal, compliance, risk management, or other supervisory roles may have a reasonable need to know or may have incidental access to one or more PIN Numbers. If the Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If the Participant’s PIN Number is compromised, the Participant shall contact the Transfer Agent, as promptly as practicable under the circumstances, in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this Section 8, the Transfer Agent agrees to promptly issue a PIN Number when the Participant wants to change the PIN Number and shall promptly cancel a PIN Number when the Participant requests such cancellation.

(c) The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using an Authorized Person’s PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless (i) the Transfer Agent and Distributor have received from the Participant written notice as set forth in paragraph (a) of this Section 8 that such person is no longer authorized to act on behalf of Participant or (ii) the Transfer Agent has received from the Participant written notice as set forth in paragraph (b) of this Section 8 that such PIN Number is compromised.

(d) The Participant agrees that none of the Distributor, the Transfer Agent, or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for Losses (as defined in Section 12(a), below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent, the Distributor, and the Funds previously received from the Participant written notice to revoke such PIN Number as set forth in paragraph (a) of this Section 8. This paragraph (d) shall survive the termination of this Agreement.

9. REDEMPTIONS

(a) The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business.

(b) The Participant represents and warrants that, as of the close of the business day on which it has placed a Redemption Order for the purpose of redeeming any Creation Units of any Fund, it or any party for which it is acting (whether a customer or otherwise, a “Participant Client”), as the case may be, (i) will own (within the meaning of Rule 200 of Regulation SHO) the requisite number of Shares of the relevant Fund or (ii) will have reasonable grounds to believe that the requisite number of Shares of the relevant Fund can be borrowed (as contemplated by Rule 203(b)(1) of Regulation SHO) such that, in either case, the Participant can make good delivery of the Shares to the Trust on the Contractual Settlement Date of the Redemption Order. In either case, the Participant acknowledges that: (i) it or, if applicable, its Participant Client, has or will have the authority, right and ability to tender for redemption the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit on the Contractual Settlement Date; and (ii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership of such Shares being submitted for redemption, there are no restrictions precluding the delivery of such Shares (including borrowed Shares, if any) for redemption, free and clear of liens, on the Contractual Settlement Date.

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(c) In the event that the Distributor, Transfer Agent and/or the Trust reasonably believes in good faith that the Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the Contractual Settlement Date, the Distributor, Transfer Agent and/or Trust may require the Participant to deliver or execute supporting documentation evidencing ownership of sufficient Shares, reasonable grounds to believe that the requisite number of Shares of the relevant Fund can be borrowed so that the Participant can make good delivery of the Shares, or its right to deliver sufficient Shares of the relevant Fund in order for the Redemption Order to be in proper form. If such documentation is not satisfactory to the Distributor, the Transfer Agent and/or the Trust, in their reasonable discretion, then the Distributor, the Transfer Agent and/or the Trust may reject, without liability, the Participant’s Redemption Order.

(d) In the event that the Participant receives Fund futures the value of which exceeds the net asset value attributable to the applicable Creation Unit at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund futures to the Fund, unless the parties otherwise agree.

10. BENEFICIAL OWNERSHIP

(a) The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold 80% or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Futures as a dealer and as inventory in connection with its market making activities.

(b) A Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of Deposit Futures, information from the Participant, subject to applicable confidentiality and privacy obligations of the Participant, regarding ownership of the Shares by the Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Shares by a Beneficial Owner.

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11. OBLIGATIONS OF PARTICIPANT

(a) Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their written reasonable request for regulatory or compliance purposes, to the extent permitted by applicable privacy and consumer protection laws and contractual confidentiality obligations.

(b) The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c) The Participant represents and warrants that it has taken affirmative steps so that it will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

12. INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

(a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Losses”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant, unless such breach occurred as a result of the Participant’s reasonable adherence to instructions reasonably given to it by such Participant Indemnified Party; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement, unless such failure occurred as a result of the Participant’s reasonable adherence to instructions reasonably given to it by such Participant Indemnified Party; (iii) any material failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations (“SROs”) in relation to its role as Participant under this Agreement, except that the Participant shall not be required to indemnify a Participant Indemnified Party to the extent that such failure was caused by the Participant’s reasonable adherence to instructions given or representations made by such Participant Indemnified Party who knew that such instructions given or representations made would cause the Participant to violate applicable law and the Participant did not know, and could not have reasonably known, that such instructions would cause the Participant to violate applicable law; (iv) actions of a Participant Indemnified Party taken in reasonable reliance upon any instructions reasonably believed by the Distributor, and/or the Transfer Agent to be genuine and to have been given by the Participant, except to the extent such instructions were given by a person using a PIN Number previously revoked by the Participant in accordance with Section 8 herein and such revocation was received by the Distributor and Transfer Agent prior to the transmittal of such instructions; (v) the Participant’s failure to complete an Order that has been accepted (except to the extent that such Order was permitted by the Trust in writing to be cancelled); or (vi)(1) any material representation by the Participant, its employees or its agents or other representatives about the Shares or any Participant Indemnified Party that is not consistent with the Trust’s then current Prospectus made directly in connection with the offer or the solicitation of an offer to buy or sell Shares, and (2) any untrue statement of a material fact contained in any research reports, marketing material, and sales literature described in Section 4 hereof or an omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless such representation, statement, or omission was made, or included by the Distributor or the Trust in materials furnished to the Participant or by the Participant at the written direction of the Trust or the Distributor or is based upon any omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement, or omission not misleading. The Participant and the Distributor understand and agree that the Trust as a third-party beneficiary to this Agreement may be entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its material obligations pursuant to this Agreement that benefit the Trust.

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(b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Losses incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor, unless such breach occurred as a result of the Distributor’s reasonable adherence to instructions reasonably given to it by such Distributor Indemnified Party; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement, unless such failure occurred as a result of the Distributor’s reasonable adherence to instructions reasonably given to it by such Distributor Indemnified Party; (iii) any material failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs, in relation to its role as Distributor hereunder; (iv) actions of a Distributor Indemnified Party taken in reasonable reliance upon any representations made in accordance with the Prospectus and this Agreement reasonably believed by such Distributor Indemnified Party to be genuine and to have been given by the Distributor; or (v) any untrue statement of a material fact or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading made or omitted in any written materials prepared by the Distributor to the extent such written materials were furnished to the Trust by the Distributor for inclusion in any Marketing Materials furnished to the Participant by the Distributor under this Agreement.

(c) The Trust hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Losses incurred by such Trust Indemnified Party as a result of any material breach by the Trust of its representations in Section 4(d) herein. All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares shall be limited to the corresponding assets of such series.

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(d) The Distributor agrees with the Participant that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) An indemnifying party shall not be liable under the indemnity agreement contained in this Section 12 with respect to any claim made against any Distributor Indemnified Party or Participant Indemnified Party, as applicable, unless the applicable indemnified party shall have notified the applicable indemnifying party in writing of the claim within a reasonable time after the summons or other notification giving information of the nature of the claim has been served upon the applicable indemnified party. However, failure to notify the applicable indemnifying party of any claim shall not relieve such indemnifying party from any liability which it may have to any Distributor Indemnified Party or Participant Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice.

(f) The indemnifying party in each of Sections 12(a), 12(b), and 12(c) above shall be entitled, at its option and its own expense, to exercise sole control and authority over the defense and settlement of such action. If the indemnifying party elects to exercise sole control authority over the defense and settlement, such defense shall be conducted by counsel chosen by it and satisfactory to the applicable indemnified party in such action, and who shall not, except with the consent of the applicable indemnified party, be counsel to the indemnifying party. The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

(g) Sections 12(a) and 12(b) above shall not apply to the extent any such Losses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of any Participant Indemnified Party or Distributor Indemnified Party, as the case may be. The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity, or organization

13. LIMITATION OF LIABILITY

This Section 13 shall survive the termination of this Agreement.

(a) In no event shall any party to this Agreement be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party to this Agreement be liable for the acts or omissions of DTC, NSCC, or any other securities depository or clearing corporation.

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(b) None of the Distributor, the Trust, the Transfer Agent, or the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(c) In the absence of bad faith, gross negligence, or willful misconduct, the Distributor, the Participant and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(d) In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e) To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax ( but excluding any income taxes) or any other similar government charge applicable to the Purchase Order or Redemption Order of Creation Units of any Fund made pursuant to this Agreement is imposed, the Participant shall be responsible for the payment of such tax or government charge unless such tax or charge is caused by the Distributor’s, Transfer Agent’s, or Trust’s fraud, negligence, or willful misconduct. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Participant agrees to reimburse such party for any such payment, but excluding any penalties, additions to tax or interest thereon; provided that the Participant shall only be responsible for such taxes or charges to the extent allocable to the Participant’s purchases or redemptions of Creation Units.

14. INFORMATION ABOUT DEPOSIT FUTURES

On each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Futures to be included in the current Fund Deposit for each Fund will be published.

15. RECEIPT OF PROSPECTUSES BY PARTICIPANT

The Participant acknowledges receipt of the Prospectuses and represents that it has had an opportunity to review each Prospectus and ask questions with respect to the terms thereof.

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16. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of the Participant. The Participant consents to the delivery of the Prospectus electronically at Prospectus-ny@ny.email.gs.com. The Participant understands that the current Prospectus and most recent shareholder report for each Fund are available at the applicable Fund’s website. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date.

The Participant agrees to maintain the e-mail address set forth above and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to electronically access the Prospectuses. The Participant may revoke the consent to electronic delivery of the Prospectuses at any time by providing written notice to the Distributor.

17. NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, e-mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Funds shall be at the address, e-mail address, or telephone or facsimile numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address, e-mail address, or telephone, or facsimile numbers indicated below the signature line of such party, except that for any attempt by the Transfer Agent to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions or the suspension or cancellation of an order, the Transfer Agent agrees to contact the applicable Authorized Person that placed the Purchase Order or Redemption Order or, if such person is unavailable, an available Authorized Person on the same trading desk. A copy of all notices sent to the Participant also shall be sent to:

_________________

_________________

_________________

_________________

With a copy to: _________________ or such other contacts as the Participant shall designate from time to time.

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18. EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties, and may be terminated earlier by the Funds, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement.

(b) No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld, provided, however, any party may assign its rights or obligations under this Agreement (in whole or in part) to an affiliate upon prior written notice to the other parties. Any purported assignment in violation of the provisions hereof shall be null and void.

(c) This Agreement may not be amended except by a writing signed by all the parties hereto. This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant of such creation or termination of Funds.

19. GOVERNING LAW

This Section 19 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, or any action taken or omitted hereunder, and waive any claim of forum non conveniens. The parties further waive personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

20. COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

21. SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or SRO to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

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22. HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

23. ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

24. SUCCESSORS AND ASSIGNS

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

25. NO PROMOTION

Except as required by law, rule, or regulation, each of the Trust (and any Fund), the Distributor, and the Transfer Agent, solely in its capacity as Transfer Agent and in relation to this Agreement, agrees that it will not, without the prior written consent of the Participant in each instance, (i) use in advertising or publicity the name of the Participant or any affiliate of the Participant, or any partner or employee of the Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust (and any Fund), the Distributor, or the Transfer Agent, solely in its capacity as Transfer Agent and in relation to this Agreement, has been approved or endorsed by the Participant. This provision shall survive termination or expiration of this Agreement.

26. SURVIVAL

Section 4 (Marketing Materials and Representations), Section 8(c) (Authorized Persons of the Participant), Section 12 (Indemnification), Section 13 (Limitation of Liability), Section 19 (Governing Law), Section 25 (No Promotion), and this Section 26 (Survival), shall survive the termination of this Agreement.

[Signature page follows]

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The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

Capital Investment Group, Inc.

By: __________________________________________

Name: ______________________

Title: _______________________

Address: _______________________

                ________________________

Telephone: _____________________

Facsimile: ______________________

E-mail: ________________________

Date: ________________________________________

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[Authorized Participant]

DTC/NSCC Clearing Participant Code:

By: _______________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

Telephone: ____________________________________

Facsimile: _____________________________________

E-mail: _______________________________________

Date: ________________________________________

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ACCEPTED BY:

Nottingham Shareholder Services, LLC, as Transfer Agent

By: __________________________________________

Name: Robert J. Myers

Title: Managing Member

Address: 116 South Franklin Street

                 Rocky Mount, North Carolina 27804

Telephone: 252-984-3804

Facsimile: _____________________________________

E-mail: _____________________________________

Date: ________________________________________

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ACKNOWLEDGED AND AGREED, SOLELY WITH RESPECT TO SECTIONS 2, 4(d), 5(b), 7(a), 11(b), 12 and 13 HEREOF:

Dynamic Shares Trust

By: __________________________________________

Name: ________________________________________

Title: _______________________________________

Address: ___________________________________

                ____________________________________

Telephone: __________________________________

Facsimile: __________________________________

E-mail: _____________________________________

Date: ________________________________________

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ATTACHMENT A

List of Funds

Fund Name	Ticker	# Shares per Creation Unit

Dynamic Short Short-Term Volatility Futures ETF	WEIX	50,000

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ATTACHMENT B

AUTHORIZED PERSONS

CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Dynamic Shares Trust Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.

For Each Authorized Person:

Name:	Name:
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among Capital Investment Group, Inc., and ________________, and that their signatures set forth above are their own true and genuine signatures.

By:

Date:
Name:
Title:

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